Annual Report

Cover Page

Name of issuer:

Kwame Palace LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 1/7/2008

Physical address of issuer:

3515 Sycamore School Rd
Fort Worth TX 76133

Website of issuer:

http://www.kwamebaah.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$297,443.00	$265,426.00
Cash & Cash Equivalents:	$187,663.00	$210,646.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$8,540.00	$15,000.00
Long-term Debt:	$56,100.00	$64,500.00
Revenues/Sales:	$95,180.00	$135,200.00
Cost of Goods Sold:	$25,590.00	$40,500.00
Taxes Paid:	$0.00	$0.00
Net Income:	($2,006.00)	$28,089.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Kwame Palace LLC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Richard Samuel	Advisor	Self Employed	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
George Baah	CEO	2008
Heidi Baah	Vice President	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
George Baah	Membership Interest	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We are a new shoe brand company and it is really difficult to get our brand into stores. This may continue to be a problem and could be detrimental to our growth

We make all our shoes in Ghana and therefore, there is the risk of shipment delay which some times impact our ability for timely delivery. This can affect our profit.

The company continued sales growth will depend upon, among other factors, our ability to secure and maintain supply key whole sale account with retail stores.

The company continued sales growth will depend upon, among other factors, our ability to maintain and increase our production capacity.

Statements have not been independently verified.
No party has been engaged to verify the accuracy or adequacy of any of the factual statements contained in this document or the agreements. No legal counsel nor any other party has been engaged to verify any statements relating to the experience, skills, contacts or other attributes of the managers, officers and employees of the Company, or to the anticipated future performance of the Company.

Any projections of future performance provided to you may prove to be incorrect.
The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections based on that analysis.

Stable business environment.

The laws in Ghana is sometimes not fully enforced by government and therefore the rule of law sometimes does not work. We depend on the Ghanaian government to enact stable policies that will be consistently followed by citizens to ensure a stable environment exist for our artisans to work and therefore protect our investments.

Overcoming corruption in Ghana.

Corruption is a big problem in Ghana and government officials at port entry makes it more difficult for business who failed to pay bribes by failing to complete entry documents products needed to be exported by business. They can even sometimes arrange for someone to steal your product at the port entry if a business failed to pay the requested bribe. All these can lead to lost of investment.

Supply of electricity.

The population growth in Ghana has also created a more demand on energy which the energy infrastructure in Ghana is currently not built to provide. This results in plan "block-out" by the government and sometimes affect our production.

Poor infrastructure.

Roads are poor and in some cases extremely congested, with inevitable impacts on supply chain operations and movement of personnel. This sometimes create theft and vandalism.

Losing customers

We could have a potential loss of our current customer base and would need to continue to acquire new customers to remain profitable.

State and Local Licensing Requirements

We are subject to all changes in State and Local Licensing Requirements which has potential to be detrimental to our business

CEO Voting Power

Mr George Baah currently has 100% of the voting power, which could be concerning for future investors.

Trade disruptions between the United States and Ghana

We could be adversely affected by any trade disruptions between the US and Ghana.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	SB Loan Administration
Issue date	05/01/16
Amount	$75,000.00
Outstanding principal plus interest	$64,500.00 as of 02/15/18
Interest rate	7.25% per annum
Maturity date	05/01/23
Current with payments	Yes

This loan was given by SB Loan Administration to buy inventory. We are current with our payments.

Loan

Lender	Quick Bridge
Issue date	01/01/17
Amount	$10,000.00
Outstanding principal plus interest	$15,000.00 as of 02/15/18
Interest rate	19.0% per annum
Maturity date	08/01/18
Current with payments	Yes

We are ahead of payments and this month (February 2018) this balance is down to $12,000 and we aim to pay this debt off as soon as possible.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our mission is to alleviate poverty by providing sustainable, economically just employment for skilled artisans in Ghana. We blend contemporary design with traditional Ghanaian fabrics to produce handcrafted footwear that is comfortable, stylish, durable, and affordable. We achieved 11.25% profit growth year over year from 2015 to 2017 through our wholesale Free People account and fine art trade shows.

Our ambition is to become a renowned company that designs shoes and accessories of a unique character and the highest quality. To build on our historical growth, we want to firmly establish our online store and expand into the wholesale market in the U.S. and overseas.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Kwame Palace LLC was incorporated in the State of Texas in January 2008.

Since then, we have:

- 11.25% profit growth year over year from 2015 to 2017.
- Registered more than $135,000 in sales in 2017.
- Secured a wholesale account with Free People.
- Featured in Forbes, Star-Telegram, CBS DFW, and Indulge Magazine.
- Sale representative in the southern region of the U.S.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $95,180 compared to the year ended December 31, 2017, when the Company had revenues of $135,200. Our gross margin was 73.11% in fiscal year 2018, compared to 70.04% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $297,443, including $187,663 in cash. As of December 31, 2017, the Company had $265,426 in total assets, including $210,646 in cash.
- *Net Loss.* The Company has had net losses of $2,006 and net income of $28,089 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $64,640 for the fiscal year ended December 31, 2018 and $79,500 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $85,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 10000 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Kwame Palace LLC cash in hand is $1,319, as of March 2019. Over the last three months, revenues have averaged $820/month, cost of goods sold has averaged $140/month, and operational expenses have averaged $719/month, for an average burn rate of $39 per month. Our intent is to be profitable in 0 months.

Kwame Baah was incorporated in 2008, however, we lost approximately $100,000 in the first year. This loss was due to the loss of our first cargo of raw materials and some equipment that was shipped to Ghana. Our Ghanaian shipping agent could not locate the cargo after it was released by the freight forwarder at the port of Ghana. Further police investigation yielded no results. Unfortunately, we did not purchase any cargo insurance and therefore we ended up with $100, 000 lost which includes cost of goods and shipping charges and police investigation fees. As a result, we decided to restructure our financial obligations and better reposition the company financially. The company was re-launched in 2011; therefore, our historical numbers start in 2011.   Our annual sales and total expenses for 2011 was $5,430 and $8,435 respectively. The net loss for that year was $3,005. In 2012, the annual sales and total expenses was $12,839 and $23,540. The net loss for that year was $10,701. We experienced a net loss again in 2013, which was $8,274. The annual sales and total expense for that year was $24,766 and $33,040. We made our first net profit in 2014, which was $5,001. The 2014 annual sales and total expense were $43,990 and $38, 989. We continued to grow, and the net profit for the following year, 2015, was $ 26,151. Annual sales and total expense for 2015 were $113,981 and $87, 830. We had steady growth into 2016, and net profit for that year was $21,515. The sales and total expense for 2016 were $124,485 and $102,369. The total sales and expense for 2017 were 135, 200 and 107, 111. We expect to see continued growth as we venture into the wholesale market in upcoming years. We expected our revenue to increase more than 114.4% in 2018 compare with 2017 as it can be seen on the projected matrix.

The funding we expect to receive through Wefunder will help us upgrade our factory and enable us to fulfill bigger orders that we expect in the summer. This will help increase our revenue. Also, our expenses will increase due to quarterly payments on the funding received through Wefunder.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, George Baah, certify that:

(1) the financial statements of Kwame Palace LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Kwame Palace LLC included in this Form reflects accurately the information reported on the tax return for Kwame Palace LLC filed for the fiscal year ended 2017.

George Baah
CEO

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.kwamebaah.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- George Baah
- Heidi Baah
- Richard Samuel

Appendix E: Supporting Documents

- Operating_agreement__1_.pdf

INVEST IN KWAME BAAH SHOES

Alleviating poverty in Ghana with handcrafted footwear

> *"Our mission is to alleviate poverty by providing sustainable, economically just employment for skilled artisans in Ghana. We blend contemporary design with traditional Ghanaian fabrics to produce handcrafted footwear that is comfortable, stylish, durable, and affordable. We achieved 11.25% profit growth year over year from 2015 to 2017 through our wholesale Free People account and fine art trade shows.*

George Baah
FOUNDER & PRESIDENT, KWAME BAAH SHOES


FOLLOW US FOR UPDATES
1 FOLLOWERS
SHARE
TWEET
$0
raised of $50K goal
$100 min
by Wefunder Portal LLC
INVEST

Revenue Share

10% of revenues | 2.0X investment amount

Kwame Baah Shoes will pay investors 10% of revenues each quarter until 100% of your principal is returned plus 100% on top.

EARLY BIRD BONUS: 2.5X REVENUE SHARING

Investors who fund up to the first $50K of this fundraise will receive 100% of their principal and an additional 150% on top.

INVESTOR PERKS

$100+	receive Kwame Baah braided leather bracelet or headband
$250+	A pair of one of the following styles; dela, Maaami, Ewe, Dodzi, wufu, Kobena, Woeli, Eboama, Pem (see our website for style images www.kwamebaah.com)
$500+	A pair of one of the following styles;Fryie, Fifi, fufuu, Gya, Botwe, Kwodwo (see our website for style images www.kwamebaah.com)
$1,000+	A pair of one of the following styles; Fryie, Fifi, fufuu, Gya, Botwe, Kwodwo and a pair of a loafer (see our website for style images www.kwamebaah.com)
$2,500+	A pair of one of the following styles; Fryie, Fifi, fufuu, Gya, Botwe, Kwodwo and a pair of a loafer (see our website for style images www.kwamebaah.com). Plus additional one pair of new design release in 2018
$5,000+	A pair of one of the following styles; Fryie, Fifi, fufuu, Gya, Botwe, Kwodwo and a pair of a loafer (see our website for style images www.kwamebaah.com). Plus additional one pair of new design release in 2018/19
$10,000+	A pair of one of the following styles; Fryie, Fifi, fufuu, Gya, Botwe, Kwodwo and a pair of a loafer (see our website for style images www.kwamebaah.com). Plus additional one pair of new design release in 2018/19/20

OUR AMBITION

Our ambition is to become a renowned company that designs shoes and accessories of a unique character and the highest quality. To build on our historical growth, we want to firmly establish our online store and expand into the wholesale market in the U.S. and overseas.

KEY FACTS

- 11.25% profit growth year over year from 2015 to 2017.
- Registered more than $135,000 in sales in 2017.
- Secured a wholesale account with Free People.
- Featured in Forbes, Star-Telegram, CBS DFW, and Indulge Magazine.
- Sale representative in the southern region of the U.S.

DOCUMENTS

Fort_Worth_Shoe_Store_Owner_From_Ghana_Looks_To_Inspire___CBS_Dallas___Fort_Worth.MP4

kwamebaah.com

RETAIL MAIN STREET FASHION FASHION

Why I Like Kwame Baah Shoes

> *First day of wearing my sandals was touring all over Pearl Harbor -- a lot of walking! They were comfortable all day; required no breaking in. I love that the style is different without being too, "Out there!" Why wear the same sandals everyone else is wearing?!*

Brent Kooi
CUSTOMERS

THE BUZZ ABOUT KWAME BAAH SHOES

> *Business has been brisk so far, Baah says, and he believes his customers appreciate the ability to try on the shoes and see the brand's entire line. He's also filled the shop with a variety of giftables from Ghana, including jewelry made by his sister-in-law and Ghanaian kente cloth pillows sewn by his mother.*

Jenny Davis

Star-Telegram

Forbes

SAPVoice: Defeating Poverty In Ghana One Shoe At A Time

In 11 years, George Kwame Baah transitioned from a poverty-stricken life in his native Ghana to working as a full-time engineer in the United States, where he is founder and chief product designer of his own footwear e-commerce business, Kwame Baah.

October 5, 2017 @ forbes.com

FORT WORTH Star-Telegram

Fort Worth shoemaker changes lives, one sole at a time

Business has been brisk so far, Baah says, and he believes his customers appreciate the ability to try on the shoes and see the brand's entire line. He's also filled the shop with a variety of giftables from Ghana, including jewelry made by his sister-in-law and

June 25, 2015 @ star-telegram.com

CBS DFW

Fort Worth Shoe Store Owner From Ghana Looks To Inspire

A brand new shoe store is open in Fort Worth but it isn't your average shop. The Fort Worth man who opened it once lived his life 'barefoot' and now he's using his business to give others a step up.

May 10, 2015 @ dfw.cbslocal.com

Providing a Living Wage to Ghanaian Artisans Through Handcrafted Footwear



In 2011, Kwame Baah Brand was founded with the mission to provide sustainable, economically just employment for skilled artisans in Ghana. We blend contemporary design with traditional fabrics from Ghana to produce quality handcrafted footwear that is comfortable, stylish, durable, and affordable.

Our Story



George Kwame Baah grew up in Ghana under impoverished conditions. He was blessed to make it to the U.S. as an adult, where he attended university and got a job as an engineer. Whenever he visited his family in Ghana, his desire grew to find an avenue to help raise them out of poverty. Recollecting his childhood experience of making his own shoes from recycled tires, he was inspired to begin a shoe company. His vision was to design shoes and employ men and women in Ghana to handcraft them for the U.S. market.





Our Artisans Earn a Living Wage

Kwame Baah trains artisans from George's hometown, Akim-Oda, and nearby regions to make sandals and accessories following his own designs. Currently, we have 11 artisans that handcraft our designs at our workshop in Ghana. The living wage that this job provides for our employees has enabled them to improve their lives dramatically. Beyond being able to pay their bills and put decent food on the table, many have been able to rebuild marriage relationships that had been eroding due to financial hardship and are now providing their children with quality education.

We equip each sandal with a soft and comfortable leather insole that molds to your feet over time. Each sole is handcrafted from recycled tire to support our environment. We source all our leather from the U.S. and Italy. In addition to the genuine leather, we use the colorful, handwoven fabric of Ghana called Kente. Due to the varying designs in this fabric, no two sandals turn out looking exactly alike. There may even be variations within a pair, which lend a unique, asymmetrical pattern to our footwear.

We're Focusing on Marketing to Accelerate Growth

For the past five years, we have successfully marketed our footwear, mainly through trade shows and art festivals. We have also received enthusiastic recognition from a wide variety of media, including The Fort Worth Star-Telegram, Indulge Magazine, and Forbes. We have also secured a wholesale account with Free People and our first sales representative in the southern region of the U.S.

However, we are trying to expand our market, mainly into wholesale. To do this, we need the funds for more advertising. We also desire to design and produce non-seasonal footwear, such as sneakers and loafers this year. In order to accomplish this goal, we need to upgrade our equipment. Therefore, we are reaching out to investors to be on this journey with us. We hope that investors will be motivated to join us, not only because we are introducing a unique, quality product into the marketplace, but also because lives are being significantly improved through the success of this company.

Annual Sales of Kwame Baah


$5,430.00
$12,839.00
$24,766.00
$43,990.00
$113,981.00
$124,485.00
135200
2011
2012
2013
2014
2015
2016
2017

Founder



George Baah

Founder & President

George grew up very poor in Ghana, making his own sandals. Now a successful engineer, he has a passion to help his people to a better life.

AND THE REST OF THE TEAM



Heidi Baah

Vice President

Heidi has always looked for opportunities to alleviate global poverty, working with NGO's in Brazil, Ethiopia, and Uganda before joining Kwame Baah.



Jeannette Cannon

Graphic Designer
Photographer

Jeannette works as a freelance photographer. She loves capturing the lives of people in developing countries to garner support for their chance at a better life.



Jeremy Cannon

Chief Branding Officer

Jeremy worked for 20 years for a popular luxury magazine. He loves using his expertise in design to further the cause of raising people out of poverty

Interview

WF: What inspired you to start Kwame Baah Shoes?

– COLLAPSE ALL

KB: The desire and inspiration to start Kwame Baah Shoe brand came in part from a value in my native culture, which promotes financially supporting family members and even other townsfolk who need financial help.

I grew up in Ghana under impoverished conditions, but I was blessed to make it to the USA as an adult, where I attended university and got a job as an engineer. Once I had a decent income, I started supporting my mom and younger brothers (still in Ghana) and would help other family members and friends as I was able. However, I grew to feel that this method of giving hand-outs might not be sustainable for me and ultimately was not in the best interest of those I was helping. I really wanted to find a way to "help them help themselves" over the long-term. That's when I got the idea to start a shoe company in which I would design shoes but employ my family and others in Ghana to manufacture them for the Western market. The inspiration for choosing shoes as my product came from my childhood experience of having to make my own shoes (out of old car tires) and later having to repair shoes on the street as a meager source of income. Thus, my inspiration to start the company came out of the desire to own my responsibility to care for those less fortunate than me, but to do it in a way that would have more far-reaching effects.

WF: What's new about what you're making? How is it different?

KB: We blend Ghanaian aesthetics and contemporary patterns to design high-quality shoes with an ethnic flavor. The design is based on styles and fabrics from Ghana that are not typically seen in the US, however, we also focus on comfort and durability.

We equip each sandal with a soft and comfortable leather insole that molds to your feet over time. Each sole is handcrafted from recycled tires to support our environment. We source all our leather from the USA and Italy. In addition to the genuine leather, we use the colorful, handwoven fabric of Ghana called Kente. Due to the varying designs in this fabric, no two sandals turn out looking exactly alike, and there may even be variations within a pair, which lend a unique, asymmetrical pattern to our footwear.

Many "fun" or "funky" shoes are often cheaply made and interesting to look at, but uncomfortable to wear for long periods of time. Our customers often comment that they've never seen shoes quite like these before. They also frequently say that these are the most comfortable shoes and they can wear them for a long time without getting uncomfortable. In addition, many say these shoes have lasted them through much more wear than they were expecting.

WF: How do you make money?

KB: Kwame Baah Shoes generates revenue by designing and manufacturing quality footwear at low cost and for selling at a moderate profit margin to consumers.

WF: How big is the market?

KB: Per the Allied Market Research, the Global Footwear Market is expected to garner $371.8 billion by 2020, registering a CAGR of 5.5% during the forecast period 2015 - 2020. The footwear industry has been growing at a steady pace over the past few years. Analysis of the report includes various types of footwear, including athletic and non-athletic shoes used by individuals of all age groups and gender. The rising demand for fancy, trendy, yet comfortable footwear among all age groups is a key factor driving the global footwear industry. The global footwear market is segmented by type of footwear, end users of footwear, various platforms for sale of footwear, material used, and their sales across various geographies. Asian countries such as China and India are major exporters of leather footwear across developed countries (UK and U.S.).

Leather footwear is a premium product, occupying a significant market share in the global market for footwear. Additionally, rising health concerns are influencing individuals to perform indoor and outdoor physical activities. This trend has generated a high demand for athletic shoes, in turn increasing the demand for footwear. Over the past decade, the global market for footwear has witnessed a steady growth and is anticipated to continue at the same pace in the years to come. The estimation of the global market is based on revenue generated by the sale of footwear across different geographic regions.

Consumers of footwear consist of individuals of different age groups and gender. The improved spending capabilities of individuals, changing lifestyles, and a rising number of working professionals has increased the spending capability of individuals. This is occurring especially in the developing countries and leading to further expansion of the overall market for footwear.

The goal of Kwame Baah Shoes is to become a major player in the global footwear market by exporting its design to the United States and in Europe.

WF: How do you acquire customers?

KB: We gain customers (accounts) by going to trade shows and selling online.

WF: Who are your competitors? How are you different?

KB: Our main style competitor is Olukai. However, they are not a shoe company with a cause and story like we are. Toms is also a competitor where the "cause" is concerned, but we have a different model than them. Also, neither of these companies are utilizing the unique Ghanaian look that sets our shoes apart.

Kwame Baah trains artisans from George's hometown, Akim-Oda, and nearby regions to make sandals and accessories following his own designs. Currently, we have eleven artisans that handcraft our designs at our workshop in Ghana. The living wage that this job provides for our employees has enabled them to improve their lives dramatically. Beyond being able to pay their bills and put decent food on the table, many have been able to rebuild marriage relationships that had been eroding due to financial hardship and are now providing their children with quality education.

WF: What do you understand about your business that others don't get?

KB: We believe a company should not consider just their profit margin, but also consider how they can positively impact the people within the community where the company operates in order to build up the economy as a whole. That's why our mission is to furnish quality shoes to one side of the globe while lifting people out of poverty on the other side. We not only provide a living wage for our employees, but we also provide training so that they can develop their skills. This furthers their ability to sustain themselves but also advances the sustainability of our company.

We also understand that for a shoe to sell well over the long-term, it needs to be both comfortable and stylish (many shoes are just one or the other). Thus, we strive to meet this criteria with every shoe we design and make.

WF: What's your biggest risk? What keeps you up at night?

KB: My biggest risk was putting all my life savings into the company. Even now, I still have to work my engineering job to keep the company alive. My goal is to see our employees able to sustain themselves. If we fail to sufficiently sell the product, our employees won't be able to put food on the table, quite literally. That is a cause for anxiety! The team is working diligently to ensure company growth to a point that would permit me to take a salary. I am hoping by the end of this year the company will be at a financial position that allows me to take a salary.

Ask a Question

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ASK QUESTION

George Baah Founder & President FOUNDER Oct 24

What motivated you to start Kwame Baah Shoes?

George Baah Founder & President FOUNDER Oct 24

The desire to see family and friends having the capacity to take of themselves.

LIKE

RISKS

1 We are a new shoe brand company and it is really difficult to get our brand into stores. This may continue to be a problem and could be detrimental to our growth

2 We make all our shoes in Ghana and therefore, there is the risk of shipment delay which some times impact our ability for timely delivery. This can affect our profit.

3 The company continued sales growth will depend upon, among other factors, our ability to secure and maintain supply key whole sale account with retail stores.

4 The company continued sales growth will depend upon, among other factors, our ability to maintain and increase our production capacity.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Kwame Baah Shoes is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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KWAME BAAH SHOES

2018 Report

Dear investors,

We experienced approximately 30% reduction in sales compared to the previous year due to changing from festivals generating sales to primarily selling online. Also, we experienced overall net loss of $2,006. This was due to exhibiting at UBM Fashion (FN Platform) in Las Vegas. The cost of the booth which was needed to be paid in December to permit exhibiting in February was $7,000.

All the new sneakers would be available for purchase at the end of March. This would help our revenue in the cold weather months.

Thank you for investing in Kwame baah and being on this journey with us! We are expecting a great year.

We need your help!

We would welcome any assistance in digital marketing. We are changing from festivals generating sales to primarily selling online.

This
requires more focus on digital marketing. So are currently in search of marketing agency with in-depth knowledge in digital marketing. The digital marketing agency we hired mid last year did not performed well. We are currently in talks with a digital marketing agency in Chicago. The founder for this agency was the main speaker at one of the seminars at the Las Vegas footwear wholesale trade show on digital marketing. However, we would greatly appreciate suggestions or input from our investors who have knowledge in this area.

Sincerely,

George Baah
Founder & President

Our Mission

Our ambition is to become a renowned company that designs shoes and accessories of a unique character and the highest quality. To build on our historical growth, we want to firmly establish our online store and expand into the wholesale market in the U.S. and overseas.

See our full profile

How did we do this year?

Report Card

B-

The Good

We successfully raised capital through Wefunder!

We were able to increase our social media presence.

We were able to plan and attend the biggest fashion and wholesale tradeshow in the world at Las Vegas.

The Bad

We were not able to acquire the number of wholesale orders we projected

Our social media marketing effect and strategy were not 100% effective.

We were not able to produce our sneakers in January as originally plan.

2018 At a Glance

January 1 to December 31


$$$$

$95,180 [30%]

Revenue



-$2,006 [107%]

Net Loss


IOU!

$8,540 [43%]

Short Term Debt



$63,133

Raised in 2017



$1,319

Cash on Hand
As of 03/15/19

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our mission is to alleviate poverty by providing sustainable, economically just employment for skilled artisans in Ghana. We blend contemporary design with traditional Ghanaian fabrics to produce handcrafted footwear that is comfortable, stylish, durable, and affordable. We achieved 11.25% profit growth year over year from 2015 to 2017 through our wholesale Free People account and fine art trade shows.

Our ambition is to become a renowned company that designs shoes and accessories of a unique character and the highest quality. To build on our historical growth, we want to firmly establish our online store and expand into the wholesale market in the U.S. and overseas.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Kwame Palace LLC was incorporated in the State of Texas in January 2008.

Since then, we have:

- 11.25% profit growth year over year from 2015 to 2017.

- Registered more than $135,000 in sales in 2017.

- Secured a wholesale account with Free People.

- Featured in Forbes, Star-Telegram, CBS DFW, and Indulge Magazine.

- Sale representative in the southern region of the U.S.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $95,180 compared to the year ended December 31, 2017, when the Company had revenues of $135,200. Our gross margin was 73.11% in fiscal year 2018, compared to 70.04% in 2017.

- *Assets.* As of December 31, 2018, the Company had total assets of $297,443, including $187,663 in cash. As of December 31, 2017, the Company had $265,426 in total assets, including $210,646 in cash.

- *Net Loss.* The Company has had net losses of $2,006 and net income of $28,089 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $64,640 for the fiscal year ended December 31, 2018 and $79,500 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $85,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 10000 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don’t have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Kwame Palace LLC cash in hand is $1,319, as of March 2019. Over the last three months, revenues have averaged $820/month, cost of goods sold has averaged $140/month, and operational expenses have averaged $719/month, for an average burn rate of $39 per month. Our intent is to be profitable in 0 months.

Kwame Baah was incorporated in 2008, however, we lost approximately $100,000 in the first year. This loss was due to the loss of our first cargo of raw materials and some equipment that was shipped to Ghana. Our Ghanaian shipping agent could not locate the cargo after it was released by the freight forwarder at the port of Ghana. Further police investigation yielded no results. Unfortunately, we did not purchase any cargo insurance and therefore we ended up with $100, 000 lost which includes cost of goods and shipping charges and police investigation fees. As a result, we decided to restructure our financial obligations and better reposition the company financially. The company was re-launched in 2011; therefore, our historical numbers start in 2011. Our annual sales and total expenses for 2011 was $5,430 and $8,435 respectively. The net loss for that year was $3,005. In 2012, the annual sales and total expenses was $12,839 and $23,540. The net loss for that year was $10,701. We experienced a net loss again in 2013, which was $8,274. The annual sales and total expense for that year was $24,766 and $33,040. We made our first net profit in 2014, which was $5,001. The 2014 annual sales and total expense were $43,990 and $38, 989. We continued to grow, and the net profit for the following year, 2015, was $ 26,151. Annual sales and total expense for 2015 were $113,981 and $87, 830. We had steady growth into 2016, and net profit for that year was $21,515. The sales and total expense for 2016 were $124,485 and $102,369. The total sales and expense for 2017 were 135, 200 and 107, 111. We expect to see continued growth as we venture into the wholesale market in upcoming years. We expected our revenue to increase more than 114.4% in 2018 compare with 2017 as it can be seen on the projected matrix.

The funding we expect to receive through Wefunder will help us upgrade our factory and enable us to fulfill bigger orders that we expect in the summer. This will help increase our revenue. Also, our expenses will increase due to quarterly payments on the funding received through Wefunder.

Net Margin: -2%

Gross Margin: 73%

Return on Assets: -1%

Earnings per Share: $-Infinity

Revenue per Employee: $31,727

Cash to Assets: 63%

Revenue to Receivables: ~

Debt Ratio: 22%

Wefunder-2018_financial_statement.pdf

We-GAAP-Kwame_Palace_financial_statement_2015-2017.pdf

We ❤ Our
132 Investors

Thank You For Believing In Us

Brenda Anderson
Vidal Guzman
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Kerry Smith
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Shankar Narayanan Shan...
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Jung Manopath Kuan
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Annette M Hurtault COO...
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Chee Ho Tey
Mick Hall
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Didier Xavier Ndedi Penda
Faisal Almutlaq
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Maija Davlouros
Jason Noble
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Anne Marie Ziegler
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Richard W. Richardson, ...
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Michael Young
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Nathaniel Ohemeng
Karesa Lea Potts
Annie Milroy Price
Alison Korte
Fredrik Hagen
Khalid White
Stephen Grimsley
Luis Zervigon
Kay Aoki

Thank You!

From the Kwame Baah Shoes Team



George Baah
Founder & President



Heidi Baah

Vice President

Heidi has always looked for opportunities to alleviate global poverty, working with NGO's in Brazil, Ethiopia, and Uganda before joining Kwame Baah.



Jeannette Cannon

Graphic Designer
Photographer

Jeannette works as a freelance photographer. She loves capturing the lives of people in developing countries to garner support for their chance at a better life.



Jeremy Cannon

Chief Branding Officer

Jeremy worked for 20 years for a popular luxury magazine. He loves using his expertise in design to further the cause of raising people out of poverty

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Richard Samuel	Advisor @ Self Employed	2017

Officers

OFFICER	TITLE	JOINED
George Baah	CEO	2008
Heidi Baah	Vice President	2016

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
George Baah	Membership Interest	100.0%

Past Equity Fundraises

None.

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CURR
SB Loan Administration	05/01/2016	$75,000	$64,500	7.25%	05/01/2023	Yes
Quick Bridge	01/01/2017	$10,000	$15,000	19.0%	08/01/2018	Yes

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

Losing customers

We could have a potential loss of our current customer base and would need to continue to acquire new customers to remain profitable.

State and Local Licensing Requirements

We are subject to all changes in State and Local Licensing Requirements which has potential to be detrimental to our business

Trade disruptions between the United States and Ghana

We could be adversely affected by any trade disruptions between the US and Ghana.

CEO Voting Power

Mr George Baah currently has 100% of the voting power, which could be concerning for future investors.

We are a new shoe brand company and it is really difficult to get our brand into stores. This may continue to be a problem and could be detrimental to our growth

Stable business environment.

The laws in Ghana is sometimes not fully enforced by government and therefore the rule of law sometimes does not work. We depend on the Ghanaian government to enact stable policies that will be consistently followed by citizens to ensure a stable environment exist for our artisans to work and therefore protect our investments.

Overcoming corruption in Ghana.

Corruption is a big problem in Ghana and government officials at port entry makes it more difficult for business who failed to pay bribes by failing to complete entry documents products needed to be exported by business. They can even sometimes arrange for someone to steal your product at the port entry if a business failed to pay the requested bribe. All these can lead to lost of investment.

Poor infrastructure.

Roads are poor and in some cases extremely congested, with inevitable impacts on supply chain operations and movement of personnel. This sometimes create theft and vandalism.

Supply of electricity.

The population growth in Ghana has also created a more demand on energy which the energy infrastructure in Ghana is currently not built to provide. This results in plan "block-out" by the government and sometimes affect our production.

Statements have not been independently verified. No party has been engaged to verify the accuracy or adequacy of any of the factual statements contained in this document or the agreements. No legal counsel nor any other party has been engaged to verify any statements relating to the experience, skills, contacts or other attributes of the managers, officers and employees of the Company, or to the anticipated future performance of the Company.

Any projections of future performance provided to you may prove to be incorrect. The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections based on that analysis.

The company continued sales growth will depend upon, among other factors, our ability to maintain and increase our production capacity.

The company continued sales growth will depend upon, among other factors, our ability to secure and maintain supply key whole sale account with retail stores.

We make all our shoes in Ghana and therefore, there is the risk of shipment delay which some times impact our ability for timely delivery. This can affect our profit.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The unitholders have the right to redeem their securities at any time. Unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

Company

Kwame Palace LLC

- Texas Limited Liability Company
- Organized January 2008
- 3 employees

3515 Sycamore School Rd
Fort Worth TX 76133

http://www.kwamebaah.com

Business Description

Refer to the Kwame Baah Shoes profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Kwame Baah Shoes is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.


You're pretty neat.



George Kwame Baah

Founder and president of product development at Kwame Baah Brand

Kwame Baah Brand • Prairie View A&M University

Fort Worth, Texas • 383

InMail ···

(https://twitter.com/SalesBaah)

Experience

Founder and president of product development
Kwame Baah Brand
May 2016 – Present • 1 yr 10 mos
Dallas/Fort Worth Area

Design and create all Kwame Baah footwear and accessories
Manages all the business aspects Kwame Baah Brand

Founder and president of product development
Kwame Baah Brand
Jan 2011 – Present • 7 yrs 2 mos
Dallas/Fort Worth Area

Design and create all Kwame Baah footwear and accessories
Manages all the business aspects Kwame Baah Brand

Principal Engineer
Luminant
Jan 2006 – May 2016 • 10 yrs 5 mos
Glen Rose Texas

• Responsible Engineer for the following BOP systems; Main Steam, Auxiliary Feedwater, and Reactor Make-up Water System
• Managed, Schedule and coordinate major segments of complex projects to meet safety, cost, schedule and quality objectives
• Serve as Check Valve Program Owner responsible for acoustic monitoring of check valves by acquiring from plant acoustic check valve data and reviewing this data to determine mechanical state the check valve is in.
• Provide engineering analysis of designs as required and participate in Capital/Q&M Projects at the plant.
• Seek industry and technology enhancements with potential for inclusion to plant and/or system improvement.
• Contribute to company objectives by preparing/presenting reports at various technical meetings/seminars.
• Comply with safety policy and procedures to ensure safe working environment, and participate in special project and committee assignment as required.
• Assess environmental impact on new projects, and maintain collaborative technical relationships by teaming with all stakeholders.
• Prepares 10CFR50.59 screens.
• Performs tasks in accordance with established expectations for nuclear safety and personnel safety.
• Performs engineering evaluations of components, systems, programs, processes.
• Maintain collaborative technical relationships by teaming with other Luminant business units and members of related industries.
• Performs complex engineering tasks of evaluation, problem solving, analysis, and planning to support site operations.

Education

Prairie View A&M University
Engineer's Degree, Mechanical Engineering, 3.33
2001 – 2005
Activities and Societies: 04/03-05/04 Ingersoll Representative for ASME, Prairie View A and M University 04/03-05/04 President for National Engineering Honor Society (TAU BETA PI), Prairie View A and M University 2002-2003 Mr. Wesley Academic year, Prairie View A and M University, Wesley Foundation

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